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                                   Exhibit 11

                STATEMENT RE:  COMPUTATION OF PER-SHARE EARNINGS


                                             Three Months Ended                       Nine Months Ended
                                      --------------------------------        --------------------------------
                                      September 27,       September 28,       September 27,        September 28,
                                          1997                1996                1997                 1996
                                      ------------        ------------        ------------        ------------
Number of common shares
outstanding for entire period           18,043,236          16,274,146          17,942,117          14,933,136


Weighted average number of
shares issued in public
placement                                                    1,592,044                                 530,681


Weighted average number
of shares issued upon
conversion of convertible notes
and exercise of warrants                                                                               734,735


Weighted average number of
shares issued upon exercise of
options                                     54,489               8,476              85,417              80,969
                                      ------------        ------------        ------------        ------------


Weighted average number of              18,097,725          17,874,666          18,027,534          16,279,521
common shares outstanding             ============        ============        ============        ============

Net loss                              $ (1,231,298)       $   (672,227)       $ (3,390,208)       $ (2,173,435)
                                      ============        ============        ============        ============


Net loss per common share             $       (.07)       $       (.04)       $       (.19)       $       (.13)
                                      ============        ============        ============        ============






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